EXHIBIT 32-1

Certificate of the Co-Chief Executive Officers and Chief Financial Officer of Macatawa Bank Corporation pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Philip J. Koning and Ronald L. Haan, Co-Chief Executive Officers, Office of the Chief Executive, of Macatawa Bank Corporation, and Jon W. Swets, Senior Vice President and Chief Financial Officer of Macatawa Bank Corporation, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Annual Report on Form 10-K for the year ended December 31, 2008 which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2) the information contained in the Annual Report on Form 10-K for the year ended December 31, 2008 fairly presents, in all material respects, the financial condition and results of operations of Macatawa Bank Corporation.

Dated: March 9, 2009

/s/ Philip J. Koning —————————————— Philip J. Koning Co-Chief Executive Officer, Office of the Chief Executive

/s/ Ronald L. Haan —————————————— Ronald L. Haan Co-Chief Executive Officer, Office of the Chief Executive

/s/ Jon W. Swets —————————————— Jon W. Swets Senior Vice President and Chief Financial Officer